Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 7/1/2014 - 9/30/2014

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$62,081,501

All receipts received by the debtor
Cash Sales	229,189,366
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	229,189,366

Total of cash available	291,270,867

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(14,778,861)
Total Disbursements	(14,778,861)

Ending Cash Balance (1)	$276,492,007

Note (1): “Ending Cash Balance” presented here does not reflect cash in the bank.

Cash in the bank is $57,373,460 net of intercompany payments.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name

Vice President and Assistant Treasurer
Title

October 27, 2014
Date

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_July 1, 2014 to September 30, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

9/30/2014

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	57,373

Current Notes Receivable - Affiliate	2,373,985

Trade - Billed - Local	89,903
Trade - Billed - National	13,563
Trade - Billed - Subtotal	103,466
Other Receivables	0
Affiliate Accounts Receivable	114,260
Other Receivables - Subtotal	114,260
Allowance for Doubtful Accounts - Successor	(18,613)
Allowance for Doubtful Accounts - Subtotal	(18,613)

Accounts Receivable (Net of Allowance)	199,113
Unbilled Receivable	878
Accrued Taxes Receivable	0
Deferred Directory Costs	75,425

Short Term Investments	0
Interest Receivable	22,049
Deferred Income Tax Benefit	0
Total Prepayments	604
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	5,898
Prepaid expenses and Other	28,551

Total Current Assets	2,735,326

Property, Plant, and Equipment	3,092
Accumulated Depreciation	(1,127)
Fixed Assets & Computer Software, net	1,966
Goodwill	0
Intangible Assets, net	262,594
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	235,319

TOTAL ASSETS	3,235,204

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_July 1, 2014 to September 30, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

9/30/2014

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	2,351
Accounts Payable - Affiliate	1,024
Accounts Payables	3,376

Accrued Payroll	923
Accrued Payroll Taxes	0
Accrued Vacation	595
Accrued Medical and Other Insurance	187
Additional Employee Compensation Plans	3,014
Other Accrued Payroll Benefits	(275)
Accrued Salaries & Wages	4,442

Accrued General Taxes	8,942
Accrued Income Tax	28,862
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	37,804

Accrued Other Liabilities	5,959
Advanced Billing and Payments	5,076
Other Curr Liab - Other	6,819
Accounts Payable and Accrued Liabilities	63,475
Accrued Interest - Nonaffiliate	0
Deferred Revenue	34,537
Current Deferred Income Taxes	26,405

Total Current Liabilities and Current Maturity	124,416

Long Term Debt	0
Employee Benefit Obligations	27,532
Deferred Income Tax Liabilities	122,190
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	70

Stockholder’s Equity (deficit):

Minority Interest	0
Common Stock	3

Preferred Stock	0
Additional Paid-in Capital	297,642
Retained Earnings	2,663,063
Accumulated Other Comp Income	288

Total Equity	2,960,996

TOTAL LIABILITIES AND EQUITY	3,235,204

SuperMedia Bank Account Balances

Account	09/30/14
STATE STREET TREASURY PLUS	—
SSGA SSLMMF	37,885,127.68
BAML4420	—
BAML5138	720,933.67
BAML5421	—
BAML9078	455,194.08
JPMC2840	—
JPMC4838	18,408,962.25
JPMC6202	—
JPMC6620
JPMC6639	(97,945.31)
JPMC3096	—
JPM_CON6922	—
JPM_PAYS6930	—
FRS_DAP	1,188.00
Net adjustment for outstanding pmts	—
Total Cash-in-bank (1)	57,373,460.37

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.